Exhibit 10.1

AMENDMENT NO. 1 TO
CONSULTING AGREEMENT

THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this “Amendment”) is effective as of December 31, 2023 (the “Effective Date”) by and between Bellicum Pharmaceuticals, Inc., (the “Company”) and Richard Fair (the “Consultant”).

RECITALS

WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement, effective as of June 30, 2023 (the “Consulting Agreement”); and

WHEREAS, the Company and Consultant hereby mutually consent to amend the terms of the Consulting Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, the Company and Consultant agree that the Consulting Agreement shall be amended as provided below:

1.	Section 2.(a) shall be deleted in its entirety and replaced by the following:

“2.(a) The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until June 30, 2024 (the “Term”), unless sooner terminated as provided herein. The Term may only be extended by mutual written agreement of the Parties.”

2.	In the event of a conflict between the terms of the Consulting Agreement and this Amendment, the terms of this Amendment shall control. Except as amended hereby, the Consulting Agreement shall remain in full force and effect. All terms not defined in this Amendment shall have the meaning set forth in the Consulting Agreement. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to its conflicts of laws provision thereof. This Amendment may be signed in counterparts, which together shall constitute one agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date of this Amendment.

BELLICUM PHARMACEUTICALS, INC.	Consultant

By: /s/ Jon P. Stonehouse	By: /s/ Rick Fair
Name: Jon P. Stonehouse	Name: Rick Fair
Title: Chairman	Title: Consultant